EX-31 Rule 13a-14(d)/15d-14(d) Certifications.

I, Anthony Sfarra, certify that:

1. I have reviewed this report on Form 10-K and all reports on Form 10-D required to be filed in respect of the period covered by this report on Form 10-K of the Wells Fargo Commercial Mortgage Trust 2017-C41 (the "Exchange Act periodic reports");

2. Based on my knowledge, the Exchange Act periodic reports, taken as a whole, do not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

3. Based on my knowledge, all of the distribution, servicing and other information required to be provided under Form 10-D for the period covered by this report is included in the Exchange Act periodic reports;

4. Based on my knowledge and the servicer compliance statements required in this report under Item 1123 of Regulation AB, and except as disclosed in the Exchange Act periodic reports, the servicers have fulfilled their obligations under the servicing agreements in all material respects; and

5. All of the reports on assessment of compliance with servicing criteria for asset-backed securities and their related attestation reports on assessment of compliance with servicing criteria for asset-backed securities required to be included in this report in accordance with Item 1122 of Regulation AB and Exchange Act Rules 13a-18 and 15d-18 have been included as an exhibit to this report, except as otherwise disclosed in this report. Any material instances of noncompliance described in such reports have been disclosed in this report on Form 10-K.

In giving the certifications above, I have reasonably relied on information provided to me by the following unaffiliated parties:

Trimont LLC, as Master Servicer on and after March 1, 2025, Argentic Services Company LP, as Special Servicer, Wilmington Trust, National Association, as Trustee, BellOak, LLC, as Operating Advisor, CoreLogic Solutions, LLC, as Servicing Function Participant, Computershare Trust Company, National Association, as Servicing Function Participant for the Certificate Administrator, Computershare Trust Company, National Association, as Servicing Function Participant for the Custodian, KeyBank National Association, as Primary Servicer for the Del Amo Fashion Center Mortgage Loan, LNR Partners, LLC, as Special Servicer for the Del Amo Fashion Center Mortgage Loan, Wilmington Trust, National Association, as Trustee for the Del Amo Fashion Center Mortgage Loan, Park Bridge Lender Services LLC, as Operating Advisor for the Del Amo Fashion Center Mortgage Loan, Computershare Trust Company, National Association, as Servicing Function Participant for the Custodian for the Del Amo Fashion Center Mortgage Loan, Trimont LLC, as Primary Servicer for the Columbia Park Shopping Center Mortgage Loan on and after March 1, 2025, Argentic Services Company LP, as Special Servicer for the Columbia Park Shopping Center Mortgage Loan, Wilmington Trust, National Association, as Trustee for the Columbia Park Shopping Center Mortgage Loan, BellOak, LLC, as Operating Advisor for the Columbia Park Shopping Center Mortgage Loan, CoreLogic Solutions, LLC, as Servicing Function Participant for the Columbia Park Shopping Center Mortgage Loan, Computershare Trust Company, National Association, as Servicing Function Participant for the Custodian for the Columbia Park Shopping Center Mortgage Loan, Trimont LLC, as Primary Servicer for the Mall of Louisiana Mortgage Loan on and after March 1, 2025, Rialto Capital Advisors, LLC, as Special Servicer for the Mall of Louisiana Mortgage Loan, Wilmington Trust, National Association, as Trustee for the Mall of Louisiana Mortgage Loan, Pentalpha Surveillance LLC, as Operating Advisor for the Mall of Louisiana Mortgage Loan, CoreLogic Solutions, LLC, as Servicing Function Participant for the Mall of Louisiana Mortgage Loan, Computershare Trust Company, National Association, as Servicing Function Participant for the Custodian for the Mall of Louisiana Mortgage Loan, Trimont LLC, as Primary Servicer for the DoubleTree Berkeley Marina Mortgage Loan on and after March 1, 2025, Rialto Capital Advisors, LLC, as Special Servicer for the DoubleTree Berkeley Marina Mortgage Loan, Wilmington Trust, National Association, as Trustee for the DoubleTree Berkeley Marina Mortgage Loan, Pentalpha Surveillance LLC, as Operating Advisor for the DoubleTree Berkeley Marina Mortgage Loan, CoreLogic Solutions, LLC, as Servicing Function Participant for the DoubleTree Berkeley Marina Mortgage Loan, Computershare Trust Company, National Association, as Servicing Function Participant for the Custodian for the DoubleTree Berkeley Marina Mortgage Loan, Midland Loan Services, a Division of PNC Bank, National Association, as Primary Servicer for the Marriott LAX Mortgage Loan, Midland Loan Services, a Division of PNC Bank, National Association, as Special Servicer for the Marriott LAX Mortgage Loan, Wilmington Trust, National Association, as Trustee for the Marriott LAX Mortgage Loan, Citibank, N.A., as Custodian for the Marriott LAX Mortgage Loan, Park Bridge Lender Services LLC, as Operating Advisor for the Marriott LAX Mortgage Loan, U.S. Bank National Association, as Servicing Function Participant for the Marriott LAX Mortgage Loan, Trimont LLC, as Primary Servicer for the U.S. Industrial Portfolio III Mortgage Loan on and after March 1, 2025, LNR Partners, LLC, as Special Servicer for the U.S. Industrial Portfolio III Mortgage Loan, Wilmington Trust, National Association, as Trustee for the U.S. Industrial Portfolio III Mortgage Loan, Park Bridge Lender Services LLC, as Operating Advisor for the U.S. Industrial Portfolio III Mortgage Loan, CoreLogic Solutions, LLC, as Servicing Function Participant for the U.S. Industrial Portfolio III Mortgage Loan, Computershare Trust Company, National Association, as Servicing Function Participant for the Custodian for the U.S. Industrial Portfolio III Mortgage Loan, Trimont LLC, as Primary Servicer for the Headquarters Plaza Mortgage Loan on and after March 1, 2025, Argentic Services Company LP, as Special Servicer for the Headquarters Plaza Mortgage Loan, Wilmington Trust, National Association, as Trustee for the Headquarters Plaza Mortgage Loan, Park Bridge Lender Services LLC, as Operating Advisor for the Headquarters Plaza Mortgage Loan, CoreLogic Solutions, LLC, as Servicing Function Participant for the Headquarters Plaza Mortgage Loan, Computershare Trust Company, National Association, as Servicing Function Participant for the Custodian for the Headquarters Plaza Mortgage Loan, Trimont LLC, as Primary Servicer for the One Century Place Mortgage Loan on and after March 1, 2025, LNR Partners, LLC, as Special Servicer for the One Century Place Mortgage Loan, Wilmington Trust, National Association, as Trustee for the One Century Place Mortgage Loan, Park Bridge Lender Services LLC, as Operating Advisor for the One Century Place Mortgage Loan, CoreLogic Solutions, LLC, as Servicing Function Participant for the One Century Place Mortgage Loan, Computershare Trust Company, National Association, as Servicing Function Participant for the Custodian for the One Century Place Mortgage Loan, Trimont LLC, as Primary Servicer for the Belden Park Crossing Mortgage Loan on and after March 1, 2025, KeyBank National Association, as Special Servicer for the Belden Park Crossing Mortgage Loan, Wilmington Trust, National Association, as Trustee for the Belden Park Crossing Mortgage Loan, Pentalpha Surveillance LLC, as Operating Advisor for the Belden Park Crossing Mortgage Loan, CoreLogic Solutions, LLC, as Servicing Function Participant for the Belden Park Crossing Mortgage Loan, Computershare Trust Company, National Association, as Servicing Function Participant for the Custodian for the Belden Park Crossing Mortgage Loan, Trimont LLC, as Primary Servicer for the National Office Portfolio Mortgage Loan on and after March 1, 2025, KeyBank National Association, as Special Servicer for the National Office Portfolio Mortgage Loan, Wilmington Trust, National Association, as Trustee for the National Office Portfolio Mortgage Loan, Pentalpha Surveillance LLC, as Operating Advisor for the National Office Portfolio Mortgage Loan, CoreLogic Solutions, LLC, as Servicing Function Participant for the National Office Portfolio Mortgage Loan, and Computershare Trust Company, National Association, as Servicing Function Participant for the Custodian for the National Office Portfolio Mortgage Loan.

Dated: March 20, 2026

/s/ Anthony Sfarra

Anthony Sfarra

President

(senior officer in charge of securitization of the depositor)